UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 20, 2018
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On September 20, 2018, Finjan Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), announced that the Court of Appeals for the Federal Circuit (“the Court”) affirmed the USPTO, Patent Trial and Appeal Board’s (“PTAB”) findings in two inter partes reviews that Palo Alto Networks, Inc. (“Palo Alto Networks”) failed to carry its burden of demonstrating that any of the challenged claims of Finjan’s U.S. Patent No. 8,225,408 (the “’408 Patent”) is obvious over certain prior art. The Court held that the PTAB’s findings were supported by “substantial evidence” and found no error. The Court also awarded costs of the appeal to Finjan.

The appeal by Palo Alto Networks (CAFC No. 2017-2059) was from PTAB Nos. IPR2015-02001, IPR2016-00157, IPR2016-00955, and IPR2016-00956, the latter two of which were petitions filed by Blue Coat Systems (now Symantec), which settled with Finjan earlier this year.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 20, 2018, entitled “Federal Circuit Clears Finjan’s ‘408 Patent and Awards Costs – Court Affirms Two PTAB Inter Partes Findings Against Palo Alto Networks.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: September 20, 2018	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer